                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


NAME                                            STATE OF INCORPORATION
----                                            ----------------------
Gena Laboratories, Inc.                                 Texas

JDS Manufacturing Co., Inc.                             California